Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James B. Frakes, Chief Financial Officer of Left Behind Games Inc. (the “Company”), have reviewed the Report on Form 10-KSB of the Company for the period ending March 31, 2007 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge: .

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James B. Frakes
James B. Frakes, Chief Financial Officer
(Principal Financial Officer)

Dated July 16, 2007